SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                   -----------------------------------

                              FORM 8-K


                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Sept. 28, 2001
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                     (Date of earliest event report)


                         WEYERHAEUSER COMPANY
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           (Exact name of registrant as specified in charter)


      Washington               1-4825               91-0470860
      ----------               ------               ----------
   (State or other          (Commission           (IRS Employer
   jurisdiction of          File Number)          Identification
   incorporation or                                  Number)
    organization)



                    Federal Way, Washington 98063-9777
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                  (Address of principal executive offices)
                            (zip code)

           Registrant's telephone number, including area code:
                          (253) 924-2345
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Item 5.  Other Events

On Sept. 28, 2001, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today said that it would report a nonrecurring after-tax charge of $20 million, or 9 cents per share, for costs associated with the permanent closure of a linerboard machine in Springfield, Ore., and a fine paper machine and paper sheeter in Longview, Wash. Weyerhaeuser said weak market conditions, combined with the age of the machines, led to the decision to close both machines. Both machines have been idle since May due to market conditions.

Excluding the charge for closing the machines, Weyerhaeuser expects third quarter earnings to be between 40 and 45 cents per share.

Weyerhaeuser will report third quarter earnings on Oct. 23. The company will hold a live conference call the same day to discuss third quarter earnings. Details on the call will be announced later.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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                                   # # #

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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's
Securities and Exchange Commission filings.

                                 # # #
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WEYERHAEUSER COMPANY
                                            By
                                                 /s/ K.J. Stancato
                                                ---------------------
                                          Its:  Vice President and Controller

Date:  October 3, 2001
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